Exhibit 10.1

Cooperation Agreement

Party A

Name: Tianjin Prominent Hero International Logistics Co., Ltd

Add: Room 204, 85 Tianbao Avenue, FTZ, Tianjin

Legal Rep.: Wang Jing

Party B

Name: Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (NASDAQ: CALI)

Add: Binhai International Auto Mall, 86 Tianbao Road, FTZ, Tianjin

Legal: Cheng Weihong

Whereas:

1.	Party A, a private corporation with registered capital of USD 5,000,000, wholly owns the International Auto Mall located at 86 Tianbao Avenue FTZ, Tianjin;
2.	The said International Auto Mall is the only sales center of imported vehicles based in Tianjin where 62,000 imported cars were sold in 2010;
3.	Party B currently is the only auto logistics operator based in China that listed at NASDAQ capital market; based on extensive experience in promotion and sales of cars in addition to acute insight of the market, Party B successfully turned itself from a traditional car dealer into an internet-based modern auto logistics operator;
4.	www.at188.com ,operated by Party B, is the only portal website in China specialized in providing expertise of imported car dealing information and market analysis, which enjoys its reputable popularity since its establishment 10 years ago.

Through friendly consultation, the two parties have reached the following agreement:

I. Commitment of Party A

1.	Party A consigns Party B the whole and entire authority to manage its International Auto Mall located at 86 Tianbao Avenue FTZ for a one-year period starting from 1st March 2012 till 28th February 2013;
2.	This consignment granted by Party A to Party B is a result of a resolution of Party A’s board of directors, therefore it is legal and valid;
3.	Party A guarantees that it will, during the consignment period, respect the operational decisions whatever made by Party B, and it will offer its full cooperation to the management of the Auto Mall by Party B;
4.	Party A agrees to pay USD 1,000,000 to Party B for its management service; this payment shall be made in four installments, USD 250,000 each time, on 30th May 2012, 30th August 2012, 30th November 2012 and 28th February 2013 respectively;
5.	After expiration of the consignment, Party B shall have the privilege of renewal; Party A guarantees to renew the consignment as far as management performed by Party B is fine.

II. Commitment of Party B

1.	Party B guarantees to perform its due managerial responsibilities for the Auto Mall during the consignment period;
2.	Party B guarantees to present promotion and advertising of Party A’s Auto Mall on its imported car portal (www.at188.com) free of charge, including but not limited to text and video ads;
3.	Party B guarantees to attract and maintain quality and steady long-term lease contracts for Party A by taking advantage of its extensive imported car dealer customer base;
4.	On request of Party A and during the consignment period, Party B shall organize large promotional events to further enhance the reputation of the Auto Mall in China.

III Default responsibility

1.	During performance of this Agreement, if it can be attributed to Party A’s default resulting in non-payment of the service remuneration to Party B, Party A shall undertake all consequence of such breach of the Agreement and shall compensate all economic losses and damages suffered by Party B;
2.	During performance of this Agreement, in case that no obvious change takes place to the market conditions, should sales volume or profit margin incurred in the Auto Mall sharply decline (by more than 20%) due to improper management of Party B, Party B shall undertake all consequence of such breach of the Agreement and shall compensate all economic losses and damages suffered by Party A;
3.	This Agreement is entered through friendly consultation between the two parties on 1st March 2012. Those issues not specified in the Agreement shall be settled through consultation between the parties. In case no settlement is found, the issue in question shall be brought to arbitration by Party B at place where it is located.

Party A

Tianjin Prominent Hero International Logistics Co., Ltd

Signature: Wang Jing

Party B

Tianjin Binhai Shisheng Trading Group Co., Ltd (NASDAQ: CALI)

Signature: Cheng Weihong

Date: 1st March 2012